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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


                                Aaron Stein, CPA
                               Woodmere, New York


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8, to be filed by Genio Group, Inc. (f/k/a National Management Consulting, Inc.) of our Auditor's Opinion dated January 16, 2003, accompanying the financial statements of National Management Consulting, Inc., formerly known as Universal Media Holdings, Inc. as of September 31, 2002 and 2001, and to the use of our name under the caption "Experts" in the Prospectus.



/s/ Aaron Stein, CPA
---------------------------------
Certified Public Accountants
Woodmere, New York
November 20, 2003